CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Worldwide Petromoly, Inc.
Houston, Texas

     We hereby consent to the incorporation in this Registration Statement of Worldwide Petromoly, Inc. on Form S-8 of our report dated July 25, 1995, relating to the financial statements of Worldwide Petromoly, Inc. appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                /s/ Kish, Leake & Associates, P.C.
                                    KISH, LEAKE & ASSOCIATES, P.C.

Denver, Colorado
November 13, 1996